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                                                                      Exhibit 21

                  SUBSIDIARIES OF CONESTOGA ENTERPRISES, INC.

1. The Conestoga Telephone and Telegraph Company
  Incorporated August 20, 1902
  Pennsylvania

  Operates - The Conestoga Telephone and Telegraph Company

2. Buffalo Valley Telephone Company
  Incorporated October 18, 1995
  Pennsylvania

  Operates - Buffalo Valley Telephone Company

3. CEI Networks, Inc.
  Incorporated December, 1994
  Delaware

  Operates - CEI Networks, Inc.

4. Conestoga Mobile Systems, Inc.
  Incorporated April 1, 1991
  Pennsylvania

  Operates Conestoga Mobile Systems, Inc.

5. Conestoga Wireless Company
  Incorporated January 1, 1998
  Pennsylvania

  Operates - Conestoga Wireless Company

6. Conestoga Investment Corporation
  Incorporated November 27, 1996
  Delaware

  Operates - Conestoga Investment Corporation

7. Infocore, Inc.
  Incorporated March 3, 1997
  Pennsylvania

  Operates - Infocore, Inc.

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